Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS STRONG SECOND QUARTER RESULTS

FOLLOWING REHABCARE ACQUISITION

Excluding Transaction-Related Charges, Company Reports Continuing Operations Diluted EPS of $0.53,

Up 26% from Last Year’s Adjusted EPS of $0.42

Company Reports GAAP Continuing Operations Loss of $0.14 per Diluted Share

RehabCare Integration Ahead of Expectations

Company Continues to Execute on Cluster Market Development Strategy

Company Resumes Earnings Guidance Following RehabCare Acquisition

(Continuing operations diluted EPS, excluding transaction-related charges)

Third quarter 2011 - $0.25 to $0.30

Fiscal 2011 - $1.80 to $1.90

Fiscal 2012 - $1.65 to $1.85

LOUISVILLE, Ky. (August 8, 2011) – Kindred Healthcare, Inc. (“Kindred” or “the Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2011. As previously announced, the Company completed the acquisition of RehabCare Group, Inc. (“RehabCare”) (formerly NYSE:RHB) on June 1, 2011. The Company’s consolidated financial statements include the operating results of RehabCare since the closing of the transaction.

Second Quarter Highlights:

•	Consolidated revenues rose 20% to $1.3 billion

•	RehabCare added $114 million in second quarter revenues

•	Same-store revenues grew in each operating division

•	Excluding transaction-related charges, the Company reported improved operating margins

•	Adjusted operating income rose 22% to $181 million (14.0% of revenues) compared to $149 million (13.8% of revenues) in the second quarter last year

•	Adjusted income from continuing operations grew 40% to $23.4 million (1.8% of revenues) from $16.7 million (1.5% of revenues) in the second quarter last year

•	RehabCare acquisition was slightly accretive to second quarter earnings

•	Company reported solid operational growth in the second quarter compared to last year

•	Hospital admissions rose 22% in the quarter; same-store admissions were relatively unchanged

•	Nursing center admissions increased 6% compared to the second quarter last year

•	Expanding rehabilitation therapy business now reaches 2,200 sites

•	The Company continues to generate significant operating cash flows

•	Excluding transaction-related payments, year to date operating cash flows were up 42% from last year’s first half

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300    www.kindredhealthcare.com

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

Second Quarter Results

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2011 rose 20% to $1.3 billion. The Company reported a loss from continuing operations for the second quarter of 2011 totaling $6.1 million or $0.14 per diluted share compared to income of $16.1 million or $0.41 per diluted share in the second quarter last year.

Excluding transaction-related charges, the Company’s income from continuing operations grew 40% to $23.4 million or $0.53 per diluted share from $16.7 million or $0.42 per diluted share in the second quarter of 2010.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “Our second quarter core operating results were outstanding, with our continued focus on quality, customer service and operating efficiencies leading the way to volume and earnings growth across the Company. We are pleased to report significant core earnings growth in the quarter while also completing the RehabCare acquisition and focusing on its transition.”

Commenting on the RehabCare acquisition, Mr. Diaz further noted, “Having closed the acquisition one month in advance of our expectations, our support center and operating teams successfully completed all of the initial integration activities with minimal disruption to the business units. We have now completed the financial information systems conversions and will begin the roll-out of our hospital clinical information systems in the former RehabCare hospitals. These critical infrastructure investments are the foundation for our operating synergies and the ongoing benefits of our expanded size and scale. Based upon our initial success in this area, we now believe that we will realize approximately $55 million of cost synergies in 2012 and $65 million in cost synergies in 2013, significantly ahead of our previous estimates.”

Mr. Diaz commented on the Company’s ongoing development activities, “As we recently announced, we continue to advance our cluster market strategy through the selective development of our different businesses to meet the needs of our patients, physicians, managed care plans and other healthcare partners in our key markets. The new projects in Charleston, Dayton, Indianapolis, Seattle and Dallas will provide ongoing growth in our long-term acute care hospital, sub-acute and skilled nursing and rehabilitation businesses. In addition, our two new inpatient rehabilitation hospital projects in Austin and Houston will complement our existing operations in both of these markets. These exciting new projects are expected to be accretive to earnings beginning in 2013.”

Finally, Mr. Diaz discussed the Company’s improved liquidity, “Our operating cash flows continue to be a source of financial strength for Kindred as we continue to pursue our cluster market development strategy and reduce our leverage. Excluding transaction-related payments, our operating cash flows in the first half of 2011 increased 42% to $120 million from last year’s adjusted $85 million.”

Recent Regulatory Changes

The Centers for Medicare and Medicaid Services (“CMS”) recently issued final rules that will impact the Company’s businesses effective October 1, 2011.

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

On July 29, 2011, CMS issued final rules which, among other things, will reduce Medicare payments to nursing centers by 11.1% and change the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries. While the Company had anticipated a negative annual impact of approximately $30 million to $40 million for the budget neutrality adjustments, management now estimates that these rules could reduce the Company’s annual revenues by approximately $85 million to $95 million in its nursing center business and approximately $10 million to $15 million in its rehabilitation therapy business. In addition, the Company believes that other technical changes required under the final rules may increase rehabilitation therapy costs by approximately $10 million to $15 million on an annual basis.

In addition, CMS also issued final rules that provided payment increases to inpatient rehabilitation facilities (“IRFs”) and long-term acute care (“LTAC”) hospitals. Among other things, CMS indicated that Medicare payment rates for IRFs are expected to increase at an annual rate of 2.2% and LTAC hospital payment rates are expected to rise 2.5%. Based upon its review of the final rules, management believes that the Medicare rate increase for the Company’s LTAC hospitals will likely approximate 0.7% in 2012.

Mr. Diaz commented, “We recognize that CMS has a responsibility to achieve budget neutrality under the new RUGs IV reimbursement system. But the same rush to implementation that led to the current overpayments will now likely lead to an overcorrection that will negatively impact the interests of patients, residents, staff and job creation. We will continue to work with policymakers to re-consider a phase-in of the parity adjustment and the impact of the rehabilitation therapy and assessment process changes to maintain the stability of skilled nursing providers, the quality of their services and the accurate achievement of budget neutrality.”

Earnings Guidance – Continuing Operations

Following the completion of the RehabCare acquisition, the Company resumed its prior practice of providing earnings guidance. The Company indicated that the earnings guidance for continuing operations reflects the anticipated impact of the previously discussed final rules recently issued by CMS related to payment rates for nursing centers, LTAC hospitals, IRFs and the Company’s rehabilitation therapy business, all of which will be effective on October 1, 2011. The earnings guidance provided by the Company excludes the effect of (i) any transaction-related charges that have been recorded in prior periods or that may be incurred in the future, (ii) any other reimbursement changes, (iii) any material acquisitions or divestitures, or (iv) any repurchases of common stock.

The Company expects consolidated revenues for 2011 to approximate $5.6 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $775 million to $780 million. Rent expense is expected to approximate $400 million, while depreciation and amortization should approximate $164 million. Net interest expense is expected to approximate $69 million. The Company expects to report income from continuing operations for 2011 between $89 million to $93 million or $1.80 to $1.90 per diluted share (based upon diluted shares of 47 million).

Excluding transaction-related charges, the Company has reported diluted earnings per common share of $1.17 in the first half of 2011.

The Company also provided its earnings outlook for the third quarter of 2011, estimating diluted earnings per share between $0.25 and $0.30 (based upon diluted shares of 52 million). Management’s estimated third quarter earnings range includes the expected impact of a $3 million favorable income tax adjustment ($0.05 per diluted share).

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

In addition, the Company provided its initial preliminary earnings guidance for fiscal 2012. The Company expects consolidated revenues for 2012 to approximate $6.4 billion. Operating income is expected to range from $911 million to $928 million. Rent expense is expected to approximate $445 million, while depreciation and amortization should approximate $200 million. Net interest expense is expected to approximate $110 million. The Company expects to report income from continuing operations for 2012 between $93 million to $104 million or $1.65 to $1.85 per diluted share (based upon diluted shares of 53 million).

Mr. Diaz noted, “When we announced the RehabCare acquisition in February, we provided to investors a pro forma 2011 earnings per diluted share range of $1.95 to $2.15 assuming that the acquisition had occurred on January 1, 2011 and we realized $25 million in pretax operating synergies. While we will operate the combined company for only seven months this year, we are pleased to provide core 2011 earnings guidance at a level that is close to our assumed full-year pro forma estimate.”

Mr. Diaz continued, “Our 2012 preliminary earnings guidance reflects our significant outperformance in the first half of this year, our continuing efforts to grow the Company organically as well as our enhanced view of the operating synergies and lower than expected financing costs associated with the RehabCare acquisition. Despite the significant negative impact of the recently issued CMS rules for nursing centers and rehabilitation therapy, we will continue to find new growth opportunities that are available to us as a result of our diverse lines of business and larger size and scale as we look forward to 2012 and beyond.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the second quarter 2011 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com or at www.earnings.com. The conference call will be held August 9, 2011 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 11:30 a.m. on August 9 by dialing (719) 457-0820, access code: 4145869. The replay will be available through August 18.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward‑looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward‑looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission.

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

In addition to the factors set forth above, other factors that may affect Kindred’s plans or results include, without limitation, (a) the impact of a final rule issued by CMS on July 29, 2011 providing for a 11.1% reduction in Medicare reimbursement to nursing centers as well as changes in payments for the provision of group rehabilitation therapy services, (b) other potential reimbursement changes resulting from the Budget Control Act of 2011, (c) Kindred’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions, (d) the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations, (e) the potential failure to retain key employees of RehabCare, (f) the impact of Kindred’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on Kindred’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (g) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of Kindred’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, Kindred cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on Kindred’s business, financial position, results of operations and liquidity, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (i) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (j) Kindred’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (k) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of Kindred’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (l) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (m) failure of Kindred’s facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) Kindred’s ability to meet its rental and debt service obligations, (p) Kindred’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of Kindred’s businesses, or which could negatively impact Kindred’s investment portfolio, (r) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (s) Kindred’s ability to control costs, particularly labor and employee benefit costs, (t) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (u) Kindred’s ability to attract and retain key executives and other healthcare personnel, (v) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (w) Kindred’s ability

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (x) Kindred’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, (z) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) Kindred’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided non-GAAP measurements which present operating results and cash flows from operations for the second quarter and six months ended June 30, 2011 and 2010 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,300 employees in 46 states. At June 30, 2011, Kindred through its subsidiaries provided healthcare services in over 2,200 locations, including 120 long-term acute care hospitals, five inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 22 sub-acute units, 20 hospice and home care locations, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served approximately 1,760 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Revenues	$1,292,592	$1,081,364	$2,485,013	$2,171,201

Income (loss) from continuing operations	$(6,540)	$16,136	$15,736	$31,291
Discontinued operations, net of income taxes:
Income (loss) from operations	587	87	408	(67)
Gain (loss) on divestiture of operations	—	54	—	(83)

Income (loss) from discontinued operations	587	141	408	(150)

Net income (loss)	(5,953)	16,277	16,144	31,141
Loss attributable to noncontrolling interests	421	—	421	—

Income (loss) attributable to Kindred	$(5,532)	$16,277	$16,565	$31,141

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(6,119)	$16,136	$16,157	$31,291
Income (loss) from discontinued operations	587	141	408	(150)

Net income (loss)	$(5,532)	$16,277	$16,565	$31,141

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.14)	$0.41	$0.39	$0.79
Discontinued operations:
Income (loss) from operations	0.01	—	0.01	—
Gain (loss) on divestiture of operations	—	—	—	—

Net income (loss)	$(0.13)	$0.41	$0.40	$0.79

Diluted:
Income (loss) from continuing operations	$(0.14)	$0.41	$0.38	$0.79
Discontinued operations:
Income (loss) from operations	0.01	—	0.01	—
Gain (loss) on divestiture of operations	—	—	—	—

Net income (loss)	$(0.13)	$0.41	$0.39	$0.79

Shares used in computing earnings (loss) per common share:
Basic	43,231	38,756	41,145	38,691
Diluted	43,231	38,914	41,661	38,881

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Revenues	$1,292,592	$1,081,364	$2,485,013	$2,171,201

Salaries, wages and benefits	765,133	612,205	1,443,828	1,239,380
Supplies	96,718	85,455	186,740	171,341
Rent	95,677	88,981	187,130	177,300
Other operating expenses	287,132	238,687	546,501	472,891
Other income	(2,880)	(2,857)	(5,665)	(5,941)
Depreciation and amortization	37,871	29,852	70,420	60,973
Interest expense	23,157	1,298	28,885	2,605
Investment (income) loss	(257)	377	(752)	(500)

	1,302,551	1,053,998	2,457,087	2,118,049

Income (loss) from continuing operations before income taxes	(9,959)	27,366	27,926	53,152
Provision (benefit) for income taxes	(3,419)	11,230	12,190	21,861

Income (loss) from continuing operations	(6,540)	16,136	15,736	31,291
Discontinued operations, net of income taxes:
Income (loss) from operations	587	87	408	(67)
Gain (loss) on divestiture of operations	—	54	—	(83)

Income (loss) from discontinued operations	587	141	408	(150)

Net income (loss)	(5,953)	16,277	16,144	31,141
Loss attributable to noncontrolling interests	421	—	421	—

Income (loss) attributable to Kindred	$(5,532)	$16,277	$16,565	$31,141

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(6,119)	$16,136	$16,157	$31,291
Income (loss) from discontinued operations	587	141	408	(150)

Net income (loss)	$(5,532)	$16,277	$16,565	$31,141

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.14)	$0.41	$0.39	$0.79
Discontinued operations:
Income (loss) from operations	0.01	—	0.01	—
Gain (loss) on divestiture of operations	—	—	—	—

Net income (loss)	$(0.13)	$0.41	$0.40	$0.79

Diluted:
Income (loss) from continuing operations	$(0.14)	$0.41	$0.38	$0.79
Discontinued operations:
Income (loss) from operations	0.01	—	0.01	—
Gain (loss) on divestiture of operations	—	—	—	—

Net income (loss)	$(0.13)	$0.41	$0.39	$0.79

Shares used in computing earnings (loss) per common share:
Basic	43,231	38,756	41,145	38,691
Diluted	43,231	38,914	41,661	38,881

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$52,399	$17,168
Cash - restricted	5,457	5,494
Insurance subsidiary investments	61,519	76,753
Accounts receivable less allowance for loss	944,742	631,877
Inventories	30,762	24,327
Deferred tax assets	29,705	13,439
Income taxes	15,770	42,118
Other	35,266	24,862

	1,175,620	836,038

Property and equipment	1,939,698	1,754,170
Accumulated depreciation	(907,710)	(857,623)

	1,031,988	896,547

Goodwill	1,097,997	242,420
Intangible assets less accumulated amortization	499,920	92,883
Assets held for sale	7,073	7,167
Insurance subsidiary investments	110,633	101,210
Deferred tax assets	—	88,816
Other	133,365	72,334

Total assets	$4,056,596	$2,337,415

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$217,034	$174,495
Salaries, wages and other compensation	401,014	291,116
Due to third party payors	40,293	27,115
Professional liability risks	40,583	41,555
Other accrued liabilities	119,270	87,012
Long-term debt due within one year	10,435	91

	828,629	621,384

Long-term debt	1,433,257	365,556
Professional liability risks	227,986	207,669
Deferred tax liabilities	36,670	—
Deferred credits and other liabilities	127,304	111,047

Noncontrolling interests-redeemable	23,841	—

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 52,116 shares - June 30, 2011 and 39,495 shares - December 31, 2010	13,029	9,874
Capital in excess of par value	1,132,748	828,593
Accumulated other comprehensive income	317	135
Retained earnings	209,218	193,157

	1,355,312	1,031,759
Noncontrolling interests-nonredeemable	23,597	—

Total equity	1,378,909	1,031,759

Total liabilities and equity	$4,056,596	$2,337,415

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$(5,953)	$16,277	$16,144	$31,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,871	29,852	70,420	60,973
Amortization of stock-based compensation costs	3,462	2,746	6,106	5,521
Payment of lender fees related to debt issuance	(46,232)	—	(46,232)	—
Provision for doubtful accounts	8,426	5,846	14,256	12,277
Deferred income taxes	(1,959)	(3,264)	(2,689)	(10,727)
(Gain) loss on divestiture of discontinued operations	—	(54)	—	83
Other	2,017	1,089	2,387	926
Change in operating assets and liabilities:
Accounts receivable	(43,935)	29,601	(80,575)	(29,525)
Inventories and other assets	870	4,759	(2,655)	(6,486)
Accounts payable	13,565	(596)	1,217	(8,178)
Income taxes	(12,950)	(7,533)	27,673	21,753
Due to third party payors	6,577	(130)	3,555	(2,024)
Other accrued liabilities	43,093	18,349	41,681	7,212

Net cash provided by operating activities	4,852	96,942	51,288	82,946

Cash flows from investing activities:
Routine capital expenditures	(33,950)	(25,670)	(58,668)	(40,485)
Development capital expenditures	(14,309)	(12,288)	(25,418)	(19,855)
Acquisitions, net of cash acquired	(651,952)	(1,794)	(659,979)	(49,490)
Sale of assets	—	—	1,714	—
Purchase of insurance subsidiary investments	(9,220)	(9,840)	(17,037)	(24,118)
Sale of insurance subsidiary investments	8,533	8,622	27,189	61,833
Net change in insurance subsidiary cash and cash equivalents	(2,744)	(1,926)	(4,044)	(7,501)
Change in other investments	—	2	1,000	2
Other	(161)	609	(29)	581

Net cash used in investing activities	(703,803)	(42,285)	(735,272)	(79,033)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	654,900	262,400	1,100,100	652,000
Repayment of borrowings under revolving credit	(814,900)	(319,000)	(1,275,100)	(659,600)
Proceeds from issuance of senior unsecured notes	550,000	—	550,000	—
Proceeds from issuance of term loan, net of discount	693,000	—	693,000	—
Repayment of other long-term debt	(345,666)	(21)	(345,688)	(42)
Payment of deferred financing costs	(6,443)	(31)	(6,860)	(53)
Issuance of common stock	1,604	—	3,019	35
Other	355	222	744	346

Net cash provided by (used in) financing activities	732,850	(56,430)	719,215	(7,314)

Change in cash and cash equivalents	33,899	(1,773)	35,231	(3,401)
Cash and cash equivalents at beginning of period	18,500	14,675	17,168	16,303

Cash and cash equivalents at end of period	$52,399	$12,902	$52,399	$12,902

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$1,192,421	$1,292,592

Salaries, wages and benefits	627,175	612,205	613,607	652,703	678,695	765,133
Supplies	85,886	85,455	83,753	87,103	90,022	96,718
Rent	88,319	88,981	89,295	90,777	91,453	95,677
Other operating expenses	234,204	238,687	234,968	240,750	259,369	287,132
Other income	(3,084)	(2,857)	(2,794)	(2,687)	(2,785)	(2,880)
Depreciation and amortization	31,121	29,852	29,167	31,412	32,549	37,871
Interest expense	1,307	1,298	1,642	2,843	5,728	23,157
Investment (income) loss	(877)	377	(403)	(342)	(495)	(257)

	1,064,051	1,053,998	1,049,235	1,102,559	1,154,536	1,302,551

Income (loss) from continuing operations before income taxes	25,786	27,366	3,777	32,925	37,885	(9,959)
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	15,609	(3,419)

Income (loss) from continuing operations	15,155	16,136	5,100	19,755	22,276	(6,540)
Discontinued operations, net of income taxes:
Income (loss) from operations	(154)	87	(260)	1,125	(179)	587
Gain (loss) on divestiture of operations	(137)	54	86	(456)	—	—

Income (loss) from discontinued operations	(291)	141	(174)	669	(179)	587

Net income (loss)	14,864	16,277	4,926	20,424	22,097	(5,953)
Loss attributable to noncontrolling interests	—	—	—	—	—	421

Income (loss) attributable to Kindred	$14,864	$16,277	$4,926	$20,424	$22,097	$(5,532)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$15,155	$16,136	$5,100	$19,755	$22,276	$(6,119)
Income (loss) from discontinued operations	(291)	141	(174)	669	(179)	587

Net income (loss)	$14,864	$16,277	$4,926	$20,424	$22,097	$(5,532)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.38	$0.41	$0.13	$0.50	$0.56	$(0.14)
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	—	0.01
Gain (loss) on divestiture of operations	—	—	—	(0.01)	—	—

Net income (loss)	$0.38	$0.41	$0.12	$0.52	$0.56	$(0.13)

Diluted:
Income (loss) from continuing operations	$0.38	$0.41	$0.13	$0.50	$0.55	$(0.14)
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	—	0.01
Gain (loss) on divestiture of operations	—	—	—	(0.01)	—	—

Net income (loss)	$0.38	$0.41	$0.12	$0.52	$0.55	$(0.13)

Shares used in computing earnings (loss) per common share:
Basic	38,626	38,756	38,778	38,790	39,035	43,231
Diluted	38,859	38,914	38,838	39,089	39,543	43,231

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$507,062	$493,401	$465,198	$507,660	$558,974	$593,425

Nursing center division	539,321	542,215	539,914	566,435	567,472	568,199

Rehabilitation division:
Skilled nursing rehabilitation services	98,997	101,148	103,807	117,325	122,656	172,074
Hospital rehabilitation services	21,147	20,913	20,436	21,182	22,490	38,291

	120,144	122,061	124,243	138,507	145,146	210,365

	1,166,527	1,157,677	1,129,355	1,212,602	1,271,592	1,371,989

Eliminations	(76,690)	(76,313)	(76,343)	(77,118)	(79,171)	(79,397)

	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$1,192,421	$1,292,592

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$95,440	$91,790	$75,784	$97,343	$108,385	$108,465

Nursing center division	70,614	76,529	69,363	86,912	87,350	93,532

Rehabilitation division:
Skilled nursing rehabilitation services	9,537	9,307	9,486	5,307	9,149	15,531
Hospital rehabilitation services	5,146	4,793	4,728	4,302	5,332	8,033

	14,683	14,100	14,214	9,609	14,481	23,564

Corporate:
Overhead	(33,831)	(32,799)	(34,329)	(33,002)	(38,315)	(43,801)
Insurance subsidiary	(480)	(791)	(783)	(1,099)	(602)	(420)

	(34,311)	(33,590)	(35,112)	(34,101)	(38,917)	(44,221)

Transaction costs (a)	(770)	(955)	(771)	(2,148)	(4,179)	(34,851)

Operating income	145,656	147,874	123,478	157,615	167,120	146,489
Rent	(88,319)	(88,981)	(89,295)	(90,777)	(91,453)	(95,677)
Depreciation and amortization	(31,121)	(29,852)	(29,167)	(31,412)	(32,549)	(37,871)
Interest, net	(430)	(1,675)	(1,239)	(2,501)	(5,233)	(22,900	)(b)

Income (loss) from continuing operations before income taxes	25,786	27,366	3,777	32,925	37,885	(9,959)
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	15,609	(3,419)

	$15,155	$16,136	$5,100	$19,755	$22,276	$(6,540)

(a)	Transaction-related charges for the 2010 periods have been reclassified to conform with the current period presentation.
(b)	Includes $11.8 million of financing costs associated with the acquisition of RehabCare.

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Second Quarter 2011
		Nursing	Rehabilitation division
	Hospital division	center division	Skilled nursing services	Hospital services	Total	Corporate	Transaction costs	Eliminations	Consolidated

Revenues	$593,425	$568,199	$172,074	$38,291	$210,365	$—	$—	$(79,397)	$1,292,592

Salaries, wages and benefits	273,260	270,347	148,236	28,086	176,322	30,354	14,866	(16)	765,133
Supplies	67,612	27,870	1,006	37	1,043	193	—	—	96,718
Rent	43,997	49,562	1,791	33	1,824	294	—	—	95,677
Other operating expenses	144,088	176,450	7,301	2,135	9,436	16,554	19,985	(79,381)	287,132
Other income	—	—	—	—	—	(2,880)	—	—	(2,880)
Depreciation and amortization	16,572	13,038	1,339	819	2,158	6,103	—	—	37,871
Interest expense	66	22	—	—	—	11,266	11,803	—	23,157
Investment income	(2)	(20)	(1)	—	(1)	(234)	—	—	(257)

	545,593	537,269	159,672	31,110	190,782	61,650	46,654	(79,397)	1,302,551

Income (loss) from continuing operations before income taxes	$47,832	$30,930	$12,402	$7,181	$19,583	$(61,650)	$(46,654)	$—	(9,959)

Provision (benefit) for income taxes									(3,419)

Income (loss) from continuing operations									$(6,540)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$11,809	$8,000	$217	$72	$289	$13,852	$—	$—	$33,950
Development	6,423	7,705	181	—	181	—	—	—	14,309

	$18,232	$15,705	$398	$72	$470	$13,852	$—	$—	$48,259

	Second Quarter 2010
		Nursing	Rehabilitation division
	Hospital division	center division	Skilled nursing services	Hospital services	Total	Corporate	Transaction costs	Eliminations	Consolidated

Revenues	$493,401	$542,215	$101,148	$20,913	$122,061	$—	$—	$(76,313)	$1,081,364

Salaries, wages and benefits	221,086	264,653	86,551	15,431	101,982	24,484	—	—	612,205
Supplies	57,150	27,448	704	22	726	131	—	—	85,455
Rent	38,043	49,439	1,445	25	1,470	29	—	—	88,981
Other operating expenses	123,375	173,585	4,586	667	5,253	11,832	955	(76,313)	238,687
Other income	—	—	—	—	—	(2,857)	—	—	(2,857)
Depreciation and amortization	12,549	11,185	558	68	626	5,492	—	—	29,852
Interest expense	1	29	—	—	—	1,268	—	—	1,298
Investment (income) loss	—	(17)	(2)	(1)	(3)	397	—	—	377

	452,204	526,322	93,842	16,212	110,054	40,776	955	(76,313)	1,053,998

Income (loss) from continuing operations before income taxes	$41,197	$15,893	$7,306	$4,701	$12,007	$(40,776)	$(955)	$—	27,366

Provision (benefit) for income taxes									11,230

Income (loss) from continuing operations									$16,136

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$7,954	$9,135	$258	$23	$281	$8,300	$—	$—	$25,670
Development	10,209	2,079	—	—	—	—	—	—	12,288

	$18,163	$11,214	$258	$23	$281	$8,300	$—	$—	$37,958

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(Unaudited)

(In thousands)

	Six months ended June 30, 2011
		Nursing	Rehabilitation division
	Hospital division	center division	Skilled nursing services	Hospital services	Total	Corporate	Transaction costs	Eliminations	Consolidated

Revenues	$1,152,399	$1,135,671	$294,730	$60,781	$355,511	$—	$—	$(158,568)	$2,485,013

Salaries, wages and benefits	526,322	543,517	256,419	44,734	301,153	58,020	14,866	(50)	1,443,828
Supplies	129,459	54,995	1,890	60	1,950	336	—	—	186,740
Rent	84,296	98,946	3,489	61	3,550	338	—	—	187,130
Other operating expenses	279,768	356,277	11,741	2,622	14,363	30,447	24,164	(158,518)	546,501
Other income	—	—	—	—	—	(5,665)	—	—	(5,665)
Depreciation and amortization	30,850	24,831	2,098	916	3,014	11,725	—	—	70,420
Interest expense	66	51	—	—	—	14,966	13,802	—	28,885
Investment income	(3)	(40)	(2)	—	(2)	(707)	—	—	(752)

	1,050,758	1,078,577	275,635	48,393	324,028	109,460	52,832	(158,568)	2,457,087

Income from continuing operations before income taxes	$101,641	$57,094	$19,095	$12,388	$31,483	$(109,460)	$(52,832)	$—	27,926

Provision for income taxes									12,190

Income from continuing operations									$15,736

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$23,953	$16,155	$472	$97	$569	$17,991	$—	$—	$58,668
Development	14,200	11,027	191	—	191	—	—	—	25,418

	$38,153	$27,182	$663	$97	$760	$17,991	$—	$—	$84,086

	Six months ended June 30, 2010
		Nursing	Rehabilitation division
	Hospital division (a)	center division (a)	Skilled nursing services	Hospital services	Total	Corporate (a)	Transaction costs	Eliminations	Consolidated

Revenues	$1,000,463	$1,081,536	$200,145	$42,060	$242,205	$—	$—	$(153,003)	$2,171,201

Salaries, wages and benefits	448,727	537,895	171,574	30,920	202,494	50,264	—	—	1,239,380
Supplies	115,084	54,576	1,370	43	1,413	268	—	—	171,341
Rent	75,458	98,831	2,894	51	2,945	66	—	—	177,300
Other operating expenses	249,422	341,922	8,357	1,158	9,515	23,310	1,725	(153,003)	472,891
Other income	—	—	—	—	—	(5,941)	—	—	(5,941)
Depreciation and amortization	25,563	23,298	1,081	130	1,211	10,901	—	—	60,973
Interest expense	3	60	—	—	—	2,542	—	—	2,605
Investment income	(1)	(35)	(3)	(1)	(4)	(460)	—	—	(500)

	914,256	1,056,547	185,273	32,301	217,574	80,950	1,725	(153,003)	2,118,049

Income from continuing operations before income taxes	$86,207	$24,989	$14,872	$9,759	$24,631	$(80,950)	$(1,725)	$—	53,152

Provision for income taxes									21,861

Income from continuing operations									$31,291

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$14,019	$13,184	$486	$62	$548	$12,734	$—	$—	$40,485
Development	15,983	3,872	—	—	—	—	—	—	19,855

	$30,002	$17,056	$486	$62	$548	$12,734	$—	$—	$60,340

(a)	Includes $2.9 million in aggregate of severance and retirement costs in salaries, wages and benefits (Hospital division - $ 1.1 million, Nursing center division - $0.5 million and Corporate - $1.3 million).

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data:
End of period data:
Number of hospitals:
Long-term acute care	83	83	83	89	89	120
Inpatient rehabilitation	—	—	—	—	—	5

	83	83	83	89	89	125

Number of licensed beds:
Long-term acute care	6,580	6,576	6,563	6,887	6,889	8,609
Inpatient rehabilitation	—	—	—	—	—	183

	6,580	6,576	6,563	6,887	6,889	8,792

Revenue mix %:
Medicare	56	56	55	58	60	60
Medicaid	9	9	9	9	8	8
Medicare Advantage	10	10	10	9	10	10
Commercial insurance and other	25	25	26	24	22	22

Admissions:
Medicare	7,432	7,125	6,769	7,640	8,504	8,913
Medicaid	997	990	1,022	1,034	1,085	1,163
Medicare Advantage	1,129	1,106	936	1,071	1,172	1,348
Commercial insurance and other	2,262	2,048	1,978	2,020	2,282	2,290

	11,820	11,269	10,705	11,765	13,043	13,714

Admissions mix %:
Medicare	63	63	63	65	65	65
Medicaid	8	9	10	9	8	8
Medicare Advantage	10	10	9	9	9	10
Commercial insurance and other	19	18	18	17	18	17

Patient days:
Medicare	202,882	195,964	179,324	198,129	219,213	237,257
Medicaid	47,813	45,952	48,514	46,596	45,650	45,746
Medicare Advantage	34,524	36,000	31,186	32,868	35,639	39,503
Commercial insurance and other	75,483	70,651	70,198	69,585	70,522	72,759

	360,702	348,567	329,222	347,178	371,024	395,265

Average length of stay:
Medicare	27.3	27.5	26.5	25.9	25.8	26.6
Medicaid	48.0	46.4	47.5	45.1	42.1	39.3
Medicare Advantage	30.6	32.5	33.3	30.7	30.4	29.3
Commercial insurance and other	33.4	34.5	35.5	34.4	30.9	31.8
Weighted average	30.5	30.9	30.8	29.5	28.4	28.8

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second
Hospital data (continued):
Revenues per admission:
Medicare	$38,078	$38,938	$37,675	$38,368	$39,439	$40,089
Medicaid	45,738	42,774	42,910	41,704	42,432	41,576
Medicare Advantage	45,187	46,169	48,122	44,744	46,217	42,708
Commercial insurance and other	56,344	59,842	61,314	61,131	54,065	56,850
Weighted average	42,899	43,784	43,456	43,150	42,856	43,271

Revenues per patient day:
Medicare	$1,395	$1,416	$1,422	$1,479	$1,530	$1,506
Medicaid	954	922	904	925	1,009	1,057
Medicare Advantage	1,478	1,418	1,444	1,458	1,520	1,457
Commercial insurance and other	1,688	1,735	1,728	1,775	1,749	1,789
Weighted average	1,406	1,416	1,413	1,462	1,507	1,501

Medicare case mix index (discharged patients only)	1.21	1.21	1.19	1.17	1.21	1.22

Average daily census	4,008	3,830	3,579	3,774	4,122	4,344
Occupancy %	68.2	66.1	62.0	64.0	68.7	65.5

Annualized employee turnover %	21.8	22.6	22.3	22.0	21.2	22.1

Nursing and rehabilitation center data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	218	219	222	222	220	220
Managed	4	4	4	4	4	4
Assisted living facilities	6	7	7	7	6	6

	228	230	233	233	230	230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,711	26,760	27,030	26,957	26,767	26,687
Managed	485	485	485	485	485	485
Assisted living facilities	327	463	463	463	413	413

	27,523	27,708	27,978	27,905	27,665	27,585

Revenue mix %:
Medicare	35	34	33	36	38	37
Medicaid	41	41	41	39	37	38
Medicare Advantage	6	7	7	7	7	7
Private and other	18	18	19	18	18	18

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second
Nursing and rehabilitation center data (continued):
Patient days (excludes managed facilities):
Medicare	369,102	363,149	346,837	344,018	370,395	358,760
Medicaid	1,312,517	1,292,246	1,289,643	1,287,739	1,232,620	1,229,517
Medicare Advantage	87,692	92,051	91,643	94,336	97,460	94,483
Private and other	397,550	415,921	437,413	453,357	425,414	435,667

	2,166,861	2,163,367	2,165,536	2,179,450	2,125,889	2,118,427

Patient day mix %:
Medicare	17	17	16	16	17	17
Medicaid	61	60	60	59	58	58
Medicare Advantage	4	4	4	4	5	4
Private and other	18	19	20	21	20	21

Revenues per patient day:
Medicare Part A	$470	$469	$468	$534	$537	$544
Total Medicare (including Part B)	513	515	519	587	579	589
Medicaid	168	171	171	171	172	173
Medicare Advantage	398	400	405	432	416	420
Private and other	238	234	232	228	235	240
Weighted average	249	250	249	260	267	268

Average daily census	24,076	23,773	23,538	23,690	23,621	23,279
Admissions (excludes managed facilities)	19,026	18,924	19,383	19,118	20,619	20,143
Occupancy %	89.0	87.3	86.8	86.4	86.9	85.9
Medicare average length of stay	33.7	35.2	34.3	33.0	32.9	33.4

Annualized employee turnover %	36.7	38.8	39.8	39.6	37.8	39.8

Rehabilitation data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	57	56	55	49	47	34
Non-affiliated	43	44	45	51	53	66

Sites of service (at end of period)	554	568	595	635	641	1,848
Revenue per site	$172,498	$171,254	$167,832	$174,896	$178,812	$137,316

Therapist productivity %	83.8	84.2	82.1	78.6	80.6	81.6

Hospice and home care revenues	$3,434	$3,875	$3,947	$6,266	$8,038	$10,828

Hospital rehabilitation services:
Revenue mix %:
Company-operated	96	96	95	95	94	54
Non-affiliated	4	4	5	5	6	46

Sites of service (at end of period):
Inpatient rehabilitation units	—	—	—	1	1	104
LTAC hospitals	85	85	85	91	93	97
Sub-acute units	7	7	7	7	8	22
Outpatient units	10	11	11	12	12	119
Other	2	2	4	4	5	8

	104	105	107	115	119	350

Revenue per site	$203,337	$199,174	$190,986	$184,193	$188,989	$199,661

Annualized employee turnover %	12.6	14.2	15.4	14.4	14.5	17.1

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2011		2010		2011		2010
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$(6,119)	$(6,119)	$16,136	$16,136	$16,157	$16,157	$31,291	$31,291
Allocation to participating unvested restricted stockholders	—	—	(300)	(299)	(296)	(292)	(578)	(575)

Available to common stockholders	$(6,119)	$(6,119)	$15,836	$15,837	$15,861	$15,865	$30,713	$30,716

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$587	$587	$87	$87	$408	$408	$(67)	$(67)
Allocation to participating unvested restricted stockholders	—	—	(2)	(2)	(7)	(7)	1	1

Available to common stockholders	$587	$587	$85	$85	$401	$401	$(66)	$(66)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$—	$—	$54	$54	$—	$—	$(83)	$(83)
Allocation to participating unvested restricted stockholders	—	—	(1)	(1)	—	—	2	2

Available to common stockholders	$—	$—	$53	$53	$—	$—	$(81)	$(81)

Net income (loss):
As reported in Statement of Operations	$(5,532)	$(5,532)	$16,277	$16,277	$16,565	$16,565	$31,141	$31,141
Allocation to participating unvested restricted stockholders	—	—	(303)	(302)	(303)	(299)	(575)	(572)

Available to common stockholders	$(5,532)	$(5,532)	$15,974	$15,975	$16,262	$16,266	$30,566	$30,569

Shares used in the computation:
Weighted average shares outstanding - basic computation	43,231	43,231	38,756	38,756	41,145	41,145	38,691	38,691

Dilutive effect of employee stock options		—		158		516		190

Adjusted weighted average shares outstanding - diluted computation		43,231		38,914		41,661		38,881

Earnings (loss) per common share:
Income (loss) from continuing operations	$(0.14)	$(0.14)	$0.41	$0.41	$0.39	$0.38	$0.79	$0.79
Discontinued operations:
Income (loss) from operations	0.01	0.01	—	—	0.01	0.01	—	—
Gain (loss) on divestiture of operations	—	—	—	—	—	—	—	—

Net income (loss)	$(0.13)	$(0.13)	$0.41	$0.41	$0.40	$0.39	$0.79	$0.79

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings (loss) per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings (loss) per common share calculation pursuant to the two-class method.

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating results for the second quarter and six months ended June 30, 2011 and 2010 before certain transaction-related charges or on a core basis. The charges that were excluded from core operating results for the second quarter and six months ended June 30, 2011 relate to transaction, financing and severance costs. The charges that were excluded from core operating results for the second quarter ended June 30, 2010 relate to transaction costs. The charges that are excluded from core operating results for the six months ended June 30, 2010 relate to transaction, severance and retirement costs.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 36.7% for the second quarter and six months ended June 30, 2011 and an effective income tax rate of 38.5% for the second quarter and six months ended June 30, 2010. Certain of the excluded charges for the second quarter and six months ended June 30, 2011 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year periods.

This non-GAAP measurement is not intended to replace the presentation of the Company's financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the second quarter and six months ended June 30, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company's core operating results also represent a key performance measure for the purposes of evaluating performance internally.

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Detail of transaction-related charges excluded from core operating results:
Transaction costs	($19,985)	($955)	($24,164)	($1,725)
Financing costs (in connection with the RehabCare acquisition)	(11,803)	—	(13,802)	—
Severance and retirement costs	(14,866)	—	(14,866)	(2,906)

	(46,654)	(955)	(52,832)	(4,631)
Income tax benefit	17,114	368	19,337	1,783

Charges net of income taxes	(29,540)	(587)	(33,495)	(2,848)
Allocation to participating unvested restricted stockholders	—	11	606	52

Available to common stockholders	($29,540)	($576)	($32,889)	($2,796)

Weighted average diluted shares outstanding	43,231	38,914	41,661	38,881

Diluted loss per common share related to charges	($0.68)	($0.01)	($0.79)	($0.07)

Reconciliation of adjusted operating income before transaction-related charges:
Operating income before transaction-related charges	$181,340	$148,829	$352,639	$298,161
Detail of transaction-related charges excluded from core operating results:
Transaction costs	(19,985)	(955)	(24,164)	(1,725)
Severance and retirement costs	(14,866)	—	(14,866)	(2,906)

	(34,851)	(955)	(39,030)	(4,631)

Reported operating income	$146,489	$147,874	$313,609	$293,530

Reconciliation of adjusted income (loss) from continuing operations before transaction-related charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before transaction-related charges	$23,421	$16,723	$49,652	$34,139
Charges net of income taxes	(29,540)	(587)	(33,495)	(2,848)

Reported income (loss) from continuing operations	($6,119)	$16,136	$16,157	$31,291

Reconciliation of diluted income (loss) per common share from continuing operations before transaction-related charges:
Diluted income per common share before transaction-related charges	$0.53	$0.42	$1.17	$0.86
Charges net of income taxes	(0.68)	(0.01)	(0.79)	(0.07)
Other	0.01	—	—	—

Reported diluted income (loss) per common share from continuing operations	($0.14)	$0.41	$0.38	$0.79

Weighted average diluted shares used to compute diluted income (loss) per common share from continuing operations before transaction-related charges	43,756	38,914	41,661	38,881
Weighted average diluted shares outstanding	43,231	38,914	41,661	38,881
Reconciliation of effective income tax rate before transaction-related charges:
Effective income tax rate before transaction-related charges	37.3%	40.9%	39.0%	40.9%
Impact of transaction-related charges on effective income tax rate	(3.0)%	0.1%	4.6%	0.2%

Reported effective income tax rate	34.3%	41.0%	43.6%	41.1%

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Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating cash flows for the second quarter and six months ended June 30, 2011 and 2010 excluding certain payments, net of income tax benefit, or on an adjusted basis. The payments that were excluded from adjusted operating cash flows for the second quarter and six months ended June 30, 2011 relate to financing, transaction and severance costs, net of income tax benefit. The payments that were excluded from adjusted operating cash flows for the second quarter ended June 30, 2010 relate to transaction costs, net of income tax benefit. The payments that are excluded from adjusted operating cash flows for the six months ended June 30, 2010 relate to transaction, severance and retirement costs, net of income tax benefit.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 36.7% for the second quarter and six months ended June 30, 2011 and an effective income tax rate of 38.5% for the second quarter and six months ended June 30, 2010. Certain of the excluded payments for the second quarter and six months ended June 30, 2011 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year periods.

This non-GAAP measurement is not intended to replace the presentation of the Company's operating cash flows in accordance with GAAP. The Company believes that the presentation of adjusted operating cash flows provides additional information to investors to facilitate the comparison between periods by excluding certain payments for the second quarter and six months ended June 30, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the payments. The Company's adjusted operating cash flows also represent a key cash flow measure for the purposes of evaluating cash flows internally.

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of net cash flows provided by operating activities to adjusted cash flows:
Net cash provided by operating activities	$4,852	$96,942	$51,288	$82,946
Adjustments to remove certain payments:
Financing costs:
Capitalized as deferred financing costs	46,232	—	46,232	—
Charged to interest expense	13,074	—	13,074	—
Transaction costs	19,601	616	22,063	755
Severance and retirement costs	6,970	—	6,970	2,689
Benefit of reduced income tax payments resulting from financing, transaction and severance costs	(17,114)	(368)	(19,337)	(1,783)

	68,763	248	69,002	1,661

Adjusted operating cash flows	$73,615	$97,190	$120,290	$84,607

- MORE -

Kindred Healthcare Reports Strong Second Quarter Results

August 8, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2011 and 2012 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges as of August 8, 2011 (a)
	2011		2012
	Low	High	Low	High

Operating income	$775	$780	$911	$928

Rent	400	400	445	445
Depreciation and amortization	164	164	200	200
Interest, net	69	69	110	110

Income from continuing operations before income taxes	142	147	156	173
Provision for income taxes	53	54	63	69

Income from continuing operations	89	93	93	104
Earnings attributable to noncontrolling interests	2	2	4	4

Income attributable to the Company	87	91	89	100
Allocation to participating unvested restricted stockholders	2	2	2	2

Available to common stockholders	$85	$89	$87	$98

Earnings per diluted share	$1.80	$1.90	$1.65	$1.85

Shares used in computing earnings per diluted share	47.0	47.0	53.0	53.0

(a)	The Company’s earnings guidance reflects the anticipated impact of the final rules recently issued by CMS related to payment rates for nursing centers, LTAC hospitals, IRFs and the Company’s rehabilitation therapy business, all of which will be effective on October 1, 2011. The Company’s earnings guidance excludes the effect of (i) any transaction-related charges that have been recorded in prior periods or that may be incurred in the future, (ii) any other reimbursement changes, (iii) any material acquisitions or divestitures, or (iv) any repurchases of common stock.

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